As filed with the Securities and Exchange Commission on July 28, 1997

                                          Registration No. 333-
=======================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933



                            POLAROID CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                           04-1734655
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                Identification Number)

                           -------------------------
                            549 Technology Square
                          Cambridge, Massachusetts
                                   02139
                                (617) 386-2000

(Address, including zip code, of Registrant's principal executive office)


                             Polaroid Corporation
                     1993 Polaroid Stock Incentive Plan
                            (Full title of the Plan)


                           Thomas M. Lemberg, Esq.
                           Senior Vice President,
                        General Counsel and Secretary
                            Polaroid Corporation
                            549 Technology Square
                        Cambridge, Massachusetts 02139
                                 (617) 386-2000

(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


========================================================================
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.



                      CALCULATION OF REGISTRATION FEE
=======================================================================
Title of each   | Amount to be |  Proposed  |  Proposed   |Amount of
class of        | registered   |  maximum   |  maximum    |registration
securities to   |              |  offering  |  aggregate  |     fee
be registered   |              |  price per | offering    |
                |              |  unit (a)  |  price (a)  |
-----------------------------------------------------------------------
Common Stock,   |              |            |             |
$1.00 par value | 3,500,000    |            |             |
per share (b)   | shares       |  $57.969   |$202,891,500 | $61,483
=======================================================================


(a) Only for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based on the average of the high and low sale prices on the New York Stock Exchange, Inc. on July 25, 1997 for securities of the same class as those to be delivered.

(b) Represents Common Stock to be issued under the 1993 Polaroid Stock Incentive Plan.

=======================================================================

  This Registration Statement relates to the registration of 3,500,000 additional shares of Common Stock, par value $1.00 per share, of Polaroid Corporation, for which a registration statement on Form S-8 (Registration No. 33-51173) relating to the 1993 Polaroid Stock Incentive Plan (the "Form S-8, Registration No. 33-51173") is effective. The contents of the Form S-8, Registration No. 33-51173, are incorporated herein by reference.

                              SIGNATURES



  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of July, 1997.



                                     Polaroid Corporation
                                           (Registrant)


                                By /s/ Gary T. DiCamillo
                                ---------------------------
                                     Gary T. DiCamillo
                                     Chairman of the Board  and
                                     Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as indicated this 28th day of July, 1997.



     Signature                Title

/s/ Gary T. DiCamillo                    Chairman of the Board,
---------------------------              Chief Executive Officer and Director
Gary T. DiCamillo                        (principal executive officer)

/s/ William J. O'Neill, Jr.              Executive Vice President
--------------------------               and Chief Financial Officer
*William J. O'Neill, Jr.                 (principal finance officer)
   (Attorney in Fact)

/s/ Carl L. Lueders                      Vice President and
---------------------------              Controller
Carl L. Lueders                          (principal accounting officer)

____________*______________              Director
Ralph Gomory

____________*______________              Director
Frank S. Jones

____________*______________              Director
John W. Loose

____________*______________              Director
Albin F. Moschner

____________*______________              Director
Kenneth H. Olsen

____________*______________              Director
Ronald F. Olsen

____________*______________              Director
Ralph Z. Sorenson

____________*______________              Director
Delbert C. Staley

____________*______________              Director
Bernee D.L. Strom

____________*______________              Director
Alfred M. Zeien

* William J. O'Neill signed as Attorney in Fact

                        INDEX TO EXHIBITS

Exhibit Number           Description

4.1(a) Amendment to Polaroid Corporation Restated Certificate of Incorporation as of June 2, 1989. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(d) to Polaroid Corporation Form 10-K (the "10-K") for the year ended December 31, 1996 is hereby incorporated herein by reference.)

4.1(b) Amendment to Polaroid Corporation Restated Certificate of Incorporation (Certificate of Designation of Series D Cumulative Convertible Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(e) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.1(c) Amendment to Polaroid Corporation Restated Certificate of Incorporation (Certificates of Elimination of Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Pay-In-Kind Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(f) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.2 By-Laws of Polaroid Corporation amended and restated as of February 1, 1994. (The By-Laws amended and restated filed as Exhibit
                         3.2 to Polaroid Corporation Form 10-K are hereby incorporated herein by reference.)

4.3(a) Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Rights Agreement filed as
                         Exhibit 4.1 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(b) First Amendment dated as of August 16, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The First Amendment filed as Exhibit
                         4.2 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(c) Second Amendment dated as of September 14, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Second Amendment filed as Exhibit 4.3 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(d) Supplemental Rights Agreement and Third Amendment dated as of January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Supplemental Rights Agreement and Third Amendment filed as Exhibit 4.4 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(e) Fourth Amendment dated as of February 21, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Fourth Amendment filed as Exhibit 4.5 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(f) Supplemental Rights Agreement and Fifth Amendment dated as of October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent. (The Supplemental Rights Agreement and Fifth Amendment filed as
                         Exhibit 4.6 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(g) Sixth Amendment (previously designated as the Fifth Amendment) dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Sixth Amendment (previously designated as the Fifth Amendment) filed as Exhibit 4.7 to Polaroid Corporation's Form 10-K is hereby incorporated herein by reference.)

4.3(h) Amendment dated as of June 30, 1993 to the Fifth Amendment dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Amendment to the Sixth Amendment filed as
                         Exhibit 4.8 to Polaroid Corporation's Form 10-K (Supplemental to Amendment No. 5 and redesignation thereof as Amendment No. 6 to the Form 8-A filed on September 15, 1986) is hereby incorporated herein by reference.)

4.4 Indenture dated as of December 15, 1991 between Polaroid Corporation and The First National Bank of Boston, as Trustee, including form of Note. (The Indenture filed as Exhibit 4.9 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.5 Indenture dated as of January 9, 1997 between Polaroid Corporation and State Street Bank and Trust Company, as Trustee, including Form of Note. (The Indenture filed as Exhibit 4 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.

4.6 The 1993 Polaroid Stock Incentive Plan, as amended March 19, 1997. (The Amended Plan filed as Exhibit 10.4 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated by herein reference).

5 Opinion of Thomas M. Lemberg regarding the legality of original issuance of the Common Stock.

15 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

23.1                     Consent of KPMG Peat Marwick LLP.

23.2                     Consent of Thomas M. Lemberg (included in
                         Exhibit 5).

24                       Power of Attorney.